TRUEBLUE REPORTS THIRD QUARTER 2015 RESULTS

TACOMA, WA-Oct. 21, 2015--TrueBlue, Inc. (NYSE:TBI) announced today that revenue for the third quarter of 2015 was $684 million, an increase of 8 percent, compared to revenue of $633 million for the third quarter of 2014. Adjusted net income per share* for the third quarter of 2015 was $0.54, up from $0.53 a year ago, an increase of 2 percent.

“Our team delivered solid organic revenue results this quarter,” said TrueBlue CEO Steve Cooper. “The pace of growth took a significant step up compared to our growth in the first half of the year. We are especially pleased that the improved results came from most geographies and industries including construction. We also saw improvement with small to medium-sized customers and continued strength with national customers.

“The appeal of our specialized service offerings continues to grow in a tightening labor market and we expect another solid quarter of growth as we finish 2015,” Cooper added. “We are excited about the opportunities for increased demand in our services during 2016 and the powerful earnings growth our business can produce.”

For the fourth quarter of 2015, the company estimates revenue in the range of $738 million to $753 million and adjusted net income per share of $0.58 to $0.64.

Management will discuss third quarter 2015 results on a conference call at 2 p.m. PT (5 p.m. ET), today, Wednesday, Oct. 21. The conference call can be accessed on TrueBlue’s website: www.trueblue.com.

 *See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

About TrueBlue
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions, helping clients improve growth and performance by providing staffing, workforce management, and recruitment process outsourcing solutions. The company’s specialized workforce solutions meet clients’ needs for a reliable, efficient workforce in a wide variety of industries. TrueBlue connects as many as 750,000 people to work each year. Learn more at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 26, 2014. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:
Derrek Gafford, EVP & CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Revenue from services	$683,918	$633,365	$1,884,947	$1,482,655
Cost of services	515,051	473,766	1,434,278	1,103,914
Gross profit	168,867	159,599	450,669	378,741
Selling, general and administrative expenses	125,117	120,318	354,569	308,654
Depreciation and amortization	10,498	9,719	31,415	20,126
Income from operations	33,252	29,562	64,685	49,961
Interest and other income (expense), net	(366)	(409)	(1,102)	385
Income before tax expense	32,886	29,153	63,583	50,346
Income tax expense	12,796	8,243	20,504	11,696
Net income	$20,090	$20,910	$43,079	$38,650

Net income per common share:
Basic	$0.49	$0.51	$1.05	$0.95
Diluted	$0.48	$0.51	$1.04	$0.94

Weighted average shares outstanding:
Basic	41,296	40,793	41,189	40,701
Diluted	41,620	41,038	41,546	40,971

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited, in thousands)

	13 Weeks Ended
	September 25, 2015	September 26, 2014
Revenue from services
Staffing Services	$656,619	$608,543
Managed Services	27,299	24,822
Total Company	$683,918	$633,365

EBITDA (1)
Staffing Services	$50,290	$45,698
Managed Services	3,175	3,723
	53,465	49,421
Corporate unallocated	(9,715)	(7,801)
Adjusted EBITDA (1)	43,750	41,620
Non-recurring acquisition and integration costs (2)	—	(2,339)
	43,750	39,281

Depreciation and amortization	10,498	9,719
Interest expense, net	366	409
Income before tax expense	$32,886	$29,153

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income. Adjusted EBITDA further excludes from EBITDA non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions. EBITDA and Adjusted EBITDA are key measures used by management in evaluating performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

(2)	Non-recurring acquisition and integration costs consist of the acquisition and integration of Seaton, which was completed on June 30, 2014, the first business day of our third quarter of fiscal 2014.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 25, 2015	December 26, 2014
Assets
Current assets:
Cash and cash equivalents	$23,232	$19,666
Marketable securities	—	1,500
Accounts receivable, net	362,016	359,903
Other current assets	28,546	34,738
Total current assets	413,794	415,807
Property and equipment, net	55,995	61,392
Restricted cash and investments	181,910	168,426
Other assets, net	410,213	421,046
Total assets	$1,061,912	$1,066,671

Liabilities and shareholders' equity
Current liabilities	$213,242	$187,230
Long-term debt, less current portion	111,689	199,383
Other long-term liabilities	219,699	210,724
Total liabilities	544,630	597,337
Shareholders' equity	517,282	469,334
Total liabilities and shareholders' equity	$1,061,912	$1,066,671

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	39 Weeks Ended
	September 25, 2015	September 26, 2014
Cash flows from operating activities:
Net income	$43,079	$38,650
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	31,415	20,126
Provision for doubtful accounts	4,483	9,619
Stock-based compensation	8,283	8,902
Deferred income taxes	(6,029)	6,077
Other operating activities	20	(148)
Changes in operating assets and liabilities:
Accounts receivable	(6,597)	(26,391)
Income taxes	9,673	(3,179)
Other assets	(3,685)	(6,510)
Accounts payable and other accrued expenses	17,453	(1,687)
Accrued wages and benefits	10,315	11,373
Workers’ compensation claims reserve	10,024	532
Other liabilities	1,883	2,539
Net cash provided by operating activities	120,317	59,903

Cash flows from investing activities:
Capital expenditures	(12,590)	(10,213)
Acquisition of businesses, net of cash acquired	—	(307,972)
Purchases of marketable securities	—	(25,057)
Sales and maturities of marketable securities	1,500	43,917
Change in restricted cash and cash equivalents	13,070	10,020
Purchases of restricted investments	(38,818)	(18,196)
Maturities of restricted investments	11,047	10,588
Net cash used in investing activities	(25,791)	(296,913)

Cash flows from financing activities:
Net proceeds from stock option exercises and employee stock purchase plans	1,164	1,673
Common stock repurchases for taxes upon vesting of restricted stock	(3,725)	(3,021)
Net change in revolving credit facility	(85,994)	146,994
Payments on debt and other liabilities	(1,700)	(1,700)
Other	1,134	1,242
Net cash provided by (used in) financing activities	(89,121)	145,188
Effect of exchange rate changes on cash and cash equivalents	(1,839)	(937)
Net change in cash and cash equivalents	3,566	(92,759)
CASH AND CASH EQUIVALENTS, beginning of period	19,666	122,003
CASH AND CASH EQUIVALENTS, end of period	$23,232	$29,244

TRUEBLUE, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited, in thousands, except for per share data)

	13 Weeks Ended
	September 25, 2015	September 26, 2014
GAAP net income	$20,090	$20,910
Income tax expense	12,796	8,243
Interest expense, net	366	409
Income from operations	33,252	29,562

Depreciation and amortization	10,498	9,719
EBITDA (4)	43,750	39,281
Non-recurring acquisition and integration costs (1)	—	2,339
Adjusted EBITDA (4)	$43,750	$41,620

GAAP net income per diluted share	$0.48	$0.51
Non-recurring acquisition and integration costs, net of tax (1)	—	0.03
Amortization of intangible assets of acquired businesses, net of tax (2)	0.07	0.07
Adjust income taxes to a marginal rate (3)	(0.01)	(0.08)
Adjusted net income per diluted share (5)	$0.54	$0.53

Diluted weighted average shares outstanding	41,620	41,038

(1)	Non-recurring acquisition and integration costs consist of the acquisition and integration of Seaton, which was completed on June 30, 2014, the first business day of our third quarter of fiscal 2014.

(2)	Amortization of intangible assets of acquired businesses.

(3)	Adjust income taxes to a marginal rate of 40%.

(4)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income. Adjusted EBITDA further excludes from EBITDA non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions. EBITDA and Adjusted EBITDA are key measures used by management in evaluating performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

(5)
Adjusted net income per diluted share is a non-GAAP financial measure which excludes from net income on a per diluted share basis non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions, net of tax, amortization of intangibles of acquired businesses, net of tax and adjusts income taxes to a marginal rate of 40%. Adjusted net income per diluted share is a key measure used by management in evaluating performance and communicating comparable results. Adjusted net income per diluted share should not be considered a measure of financial performance in isolation or as an alternative to net income per diluted share in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.